Exhibit 99.1

             FBL Financial Group Reports Third Quarter 2006 Results

     Net Income Up 19 Percent to $0.69 Per Share

     WEST DES MOINES, Iowa--(BUSINESS WIRE)--Nov. 6, 2006--


----------------------------------------------------------------------
Financial Highlights
(Dollars in thousands, except per share data)

                                                    Three Months Ended
                                                      September 30,
                                                      2006     2005
                                                    ------------------
Net income applicable to common stock                $20,669  $16,982
Operating income applicable to common stock           22,585   17,788
Earnings per common share (assuming dilution):
     Net income                                         0.69     0.58
     Operating income                                   0.76     0.60
----------------------------------------------------------------------


     FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share totaled $0.69 ($20,669,000) for the quarter ended September 30, 2006, compared to $0.58 ($16,982,000) in the year ago quarter.

     Operating Income(1). Operating income increased to $22,585,000 for the quarter ended September 30, 2006, from $17,788,000 in the third quarter of 2005. Diluted operating income per common share increased to a record $0.76 in the third quarter of 2006 from $0.60 in the third quarter of 2005. Operating income differs from the GAAP measure, net income, in that it excludes the impact of realized/unrealized gains and losses on investments, the change in net unrealized gains and losses on derivatives and for 2006, a lawsuit settlement. For further information on this non-GAAP financial measure, please refer to Note
(1) and the reconciliation provided within this release.

     Commenting on FBL's third quarter results, Chief Executive Officer Bill Oddy stated, "We are very pleased with both our sales and our earnings this quarter, as we achieved a record $0.76 per share of operating income. The highlight of the quarter was the continued growth of our EquiTrust Life independent agent channel, which generated $635 million of premiums collected(2), up 44 percent from the second quarter of 2006 and 161 percent from the third quarter of 2005."

     Commenting on FBL's earnings outlook, Oddy added, "Based on our strong year-to-date results, we expect to exceed both our 2006 net income guidance of $2.75 to $2.85 per share and our 2006 operating income guidance of $2.50 to $2.60 per share." This earnings outlook is subject to volatility resulting from a number of factors, including mortality experience, accounting standards for derivatives and investment results.

     Product Revenues Up. Premiums and product charges for the third quarter of 2006 increased nine percent to $60,320,000 from $55,514,000 in the third quarter of 2005. Interest sensitive and index product charges increased 13 percent due primarily to an increase in the volume and aging of business in force, while traditional life insurance premiums increased five percent.

     Premiums collected in the third quarter of 2006 increased 101 percent to $741,726,000 from $368,303,000 in the third quarter of 2005. This increase is due to growth in FBL's EquiTrust Life independent channel, which had $635,048,000 of premiums collected in the third quarter of 2006. Premiums collected from FBL's exclusive Farm Bureau Life distribution channel totaled $96,599,000 in the third quarter of 2006, declining 14 percent from the third quarter of 2005, primarily due to lower traditional annuity sales.

     Investment Income. Net investment income in the third quarter of 2006 increased 14 percent to $137,378,000 from $120,336,000 in the third quarter of 2005. This increase is due to an increase in average invested assets resulting primarily from inflows from Farm Bureau Life and EquiTrust Life. The annualized yield earned on average invested assets, with securities at cost, was 6.07 percent for the nine months ended September 30, 2006, compared to 6.29 percent for the same period of 2005.

     Derivative Income. FBL's derivative income totaled $29,042,000 in the third quarter of 2006, compared to $5,900,000 in the third quarter of 2005. This increase reflects the impact of an increase in the value of the underlying equity market indices on which call options supporting FBL's index annuity business are based.

     Benefits and Expenses. Benefits and expenses totaled $201,943,000 in the third quarter of 2006, compared to $162,923,000 in the third quarter of 2005. The increase in benefits and expenses is primarily attributable to higher index product benefits resulting from appreciation in the value of underlying equity market indices supporting the index annuity business. Additionally, death benefits increased to $26,116,000 in the third quarter of 2006 compared to $22,954,000 in the third quarter of 2005.

     Operating Results by Segment. Consistent with prior quarters, the majority of FBL's operating earnings for the third quarter of 2006 are attributable to the traditional annuity and traditional and universal life insurance segments. Further detail and results by segment are provided in FBL's financial supplement, which is available on FBL's website, www.fblfinancial.com.

     Assets Total $11.6 Billion. Total assets increased $1.4 billion to $11.6 billion at September 30, 2006, from $10.2 billion at December 31, 2005. At September 30, 2006, 96 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share increased to $28.98 at September 30, 2006 from $28.88 at December 31, 2005. Book value per share excluding accumulated other comprehensive income(3) increased seven percent to $27.91 at September 30, 2006, from $26.05 at December 31, 2005.

     Conference Call. FBL management will hold a conference call with investors to discuss third quarter 2006 results. The call will be held tomorrow, November 7, 2006, at 11 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's website, www.fblfinancial.com.

     The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL's reports filed with the Securities and Exchange Commission and include interest rate changes, competitive factors, volatility of financial markets, the ability to attract and retain sales agents and a change in ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable. No assurance can be given that the assumptions will prove to be correct.

     FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) growth through its traditional Farm Bureau Life distribution channel, (2) growth in EquiTrust Life through independent and other distribution channels and (3) acquisitions or consolidations.


                      FBL FINANCIAL GROUP, INC.
            CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
            (Dollars in thousands, except per share data)

                                                 Three months ended
                                                      Sept. 30,
                                                  2006        2005
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $26,935     $23,834
 Traditional life insurance premiums               33,355      31,649
 Accident and health premiums                          30          31
 Net investment income                            137,378     120,336
 Derivative income                                 29,042       5,900
 Realized/unrealized gains (losses) on
  investments                                        (256)         37
 Other income                                       5,955       5,436
                                               ----------- -----------
   Total revenues                                 232,439     187,223
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits    125,348      79,639
 Traditional life insurance and accident and
  health benefits                                  24,323      20,714
 Increase in traditional life and accident and
  health future policy benefits                     5,911       8,244
 Distributions to participating policyholders       5,493       5,393
 Underwriting, acquisition and insurance
  expenses                                         32,765      40,040
 Interest expense                                   2,954       3,427
 Other expenses                                     5,149       5,466
                                               ----------- -----------
   Total benefits and expenses                    201,943     162,923
                                               ----------- -----------
                                                   30,496      24,300
Income taxes                                       (9,807)     (7,901)
Minority interest in loss (earnings) of
 subsidiaries                                           1         (24)
Equity income, net of related income taxes             16         644
                                               ----------- -----------
Net income                                         20,706      17,019
Dividends on Series B preferred stock                 (37)        (37)
                                               ----------- -----------
Net income applicable to common stock             $20,669     $16,982
                                               =========== ===========

Earnings per common share - assuming dilution       $0.69       $0.58
                                               =========== ===========

Weighted average common shares                 29,433,576  28,954,638
Effect of dilutive securities                     452,974     514,135
                                               ----------- -----------
Weighted average common shares - diluted       29,886,550  29,468,773
                                               =========== ===========


                      FBL FINANCIAL GROUP, INC.
            CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
            (Dollars in thousands, except per share data)

                                                  Nine months ended
                                                      Sept. 30,
                                                  2006        2005
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $78,744     $71,895
 Traditional life insurance premiums              103,516     101,897
 Accident and health premiums                         289         237
 Net investment income                            388,730     352,373
 Derivative income (loss)                          23,443      (6,380)
 Realized/unrealized gains on investments          11,570       3,325
 Other income                                      17,410      15,828
                                               ----------- -----------
   Total revenues                                 623,702     539,175
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits    266,728     210,549
 Traditional life insurance and accident and
  health benefits                                  69,574      64,651
 Increase in traditional life and accident and
  health future policy benefits                    25,222      26,902
 Distributions to participating policyholders      16,984      17,235
 Underwriting, acquisition and insurance
  expenses                                        121,727     115,546
 Interest expense                                   8,793      10,097
 Other expenses                                    16,019      15,016
                                               ----------- -----------
   Total benefits and expenses                    525,047     459,996
                                               ----------- -----------
                                                   98,655      79,179
Income taxes                                      (32,872)    (27,104)
Minority interest in earnings of subsidiaries        (125)       (131)
Equity income, net of related income taxes            484         575
                                               ----------- -----------
Net income                                         66,142      52,519
Dividends on Series B preferred stock                (112)       (112)
                                               ----------- -----------
Net income applicable to common stock             $66,030     $52,407
                                               =========== ===========

Earnings per common share - assuming dilution       $2.21       $1.79
                                               =========== ===========

Weighted average common shares                 29,348,473  28,855,159
Effect of dilutive securities                     487,887     501,919
                                               ----------- -----------
Weighted average common shares - diluted       29,836,360  29,357,078
                                               =========== ===========

(1) Reconciliation of Net Income to Operating Income (Unaudited)


     In addition to net income, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of realized/unrealized gains and losses on investments, the change in net unrealized gains and losses on derivatives and for 2006, a lawsuit settlement. FBL uses operating income, in addition to net income, to measure its performance since realized/unrealized gains and losses on investments and the change in net unrealized gains and losses on derivatives can fluctuate greatly from quarter to quarter, and the lawsuit settlement in the second quarter of 2006 is a nonrecurring item. These fluctuations make it difficult to analyze core operating trends. In addition, for derivatives not designated as hedges, there is a mismatch between the valuation of the asset and liability when deriving net income. This non-GAAP measure is used for goal setting, determining company-wide bonuses and evaluating performance on a basis comparable to that used by many in the investment community. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying results and profitability. A reconciliation of net income to operating income is provided in the following table (dollars in thousands, except per share data):


                                                    Three months ended
                                                        Sept. 30,
                                                      2006     2005
                                                    --------- --------

Net income applicable to common stock                $20,669  $16,982
Adjustments:
   Net realized/unrealized losses on
investments (a)                                           52        6
   Net change in unrealized gains/losses on
    derivatives (a)                                    1,864      800
                                                    --------- --------
Operating income applicable to common stock          $22,585  $17,788
                                                    ========= ========

Operating income per common share - assuming
 dilution                                              $0.76    $0.60
                                                    ========= ========


                                                     Nine months ended
                                                         Sept. 30,
                                                      2006     2005
                                                     -------- --------

Net income applicable to common stock                $66,030  $52,407
Adjustments:
   Net realized/unrealized gains on investments (a)   (7,729)  (1,795)
   Net change in unrealized gains/losses on
    derivatives (a)                                   (1,066)   2,291
  Lawsuit settlement (a)                               3,172        -
                                                     -------- --------
Operating income applicable to common stock          $60,407  $52,903
                                                     ======== ========

Operating income per common share - assuming
 dilution                                              $2.02    $1.80
                                                     ======== ========

(a) Net of adjustments, as applicable, to amortization of unearned revenue reserves, deferred policy acquisition costs, deferred sales inducements, value of insurance in force acquired and income taxes attributable to these items.

(2) Premiums Collected - Net statutory premiums collected, a measure of sales production, is a non-GAAP measure and includes premiums collected from annuities and universal life-type products. For GAAP reporting, these premiums received are not reported as revenues.

(3) Reconciliation of Book Value Per Share Excluding Accumulated Other Comprehensive Income (Unaudited)


                                                    Sept. 30, Dec. 31,
                                                      2006     2005
                                                    --------- --------
Book value per common share                           $28.98   $28.88
Less: Accumulated other comprehensive income            1.07     2.83
                                                    --------- --------
Book value per common share, excluding accumulated
 other comprehensive income                           $27.91   $26.05
                                                    ========= ========


     Book value per common share excluding accumulated other comprehensive income is a non-GAAP financial measure. Accumulated other comprehensive income totaled $31,766,000 at September 30, 2006 and $82,301,000 at December 31, 2005.
Since accumulated other comprehensive income fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL believes this non-GAAP financial measure provides useful supplemental information.


                      FBL FINANCIAL GROUP, INC.
          CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
                        (Dollars in thousands)

                                              Sept. 30,     Dec. 31,
                                                2006         2005
                                             ------------ ------------
Assets
Investments                                   $9,434,784   $8,299,208
Cash and cash equivalents                          7,313        5,120
Deferred policy acquisition costs                800,871      695,067
Deferred sales inducements                       205,734      146,978
Other assets                                     411,933      367,665
Assets held in separate accounts                 715,376      639,895
                                             ------------ ------------
Total assets                                 $11,576,011  $10,153,933
                                             ============ ============

Liabilities and stockholders' equity
Policy liabilities and accruals               $8,986,752   $7,634,922
Other policyholders' funds                       561,099      560,863
Debt                                             218,410      218,446
Other liabilities                                232,988      255,412
Liabilities related to separate accounts         715,376      639,895
                                             ------------ ------------
Total liabilities                             10,714,625    9,309,538

Minority interest in subsidiaries                    136          164

Stockholders' equity                             861,250      844,231
                                             ------------ ------------
Total liabilities and stockholders' equity   $11,576,011  $10,153,933
                                             ============ ============

Common Shares Outstanding                     29,615,468   29,133,331
                                             ============ ============

     FFG-1


     CONTACT: FBL Financial Group, Inc., West Des Moines
              Kathleen Till Stange, 515-226-6780
              Investor Relations Vice President
              Kathleen.TillStange@FBLFinancial.com